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                                                                    EXHIBIT 10.9

                         EAGLE FAMILY FOODS, INC.

     Employment Agreement, dated as of the 19th day of January, 1998, between Eagle Family Foods, Inc. (the "Company"), Eagle Family Foods Holdings, Inc. ("Holdings") and Tamar Bernbaum (the "Employee").

                    Witnesseth:

                    Whereas,   the   Company   recognizes   that   the   growth,
  profitability and success of the Company will be materially and substantially enhanced by the employment of the Employee by the Company; and

                    Whereas, the Company desires to employ the Employee, and the Employee has indicated her willingness to provide her services, on the terms and conditions set forth herein;

                    Now, therefore, in consideration of the mutual covenants and agreements contained herein, the Company and the Employee agree as follows:

                  Section 1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company on the terms and subject to the conditions contained in this agreement. Subject to the terms and conditions contained herein, the Employee shall serve as the Company's Vice President - Marketing and, in such capacity, shall report to the Company's President and Chief Executive Officer (the "President") and shall have such duties as are typically performed by the Vice President - Marketing of a food company, together with such additional duties, commensurate with the Employees position, as may be assigned to her from time to time by the President. The principal location of the Employee's employment will be at the offices of the Company in Tarrytown, New York, although the Employee understands and agrees that she may be required to travel from time to time for business reasons.

                  Section 2. TERM. Unless terminated pursuant to Section 6 hereof, the Employee's employment hereunder shall commence on the date hereof and shall continue during the period ending on the first anniversary of the date hereof (the "Initial Term"). Beginning with such anniversary date, the Employment term shall be extended automatically for consecutive periods of one year on each anniversary date of this agreement. The Initial Tenn, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term". The Employment Term shall terminate upon any termination of the Employee's employment pursuant to Section 6.

     Section 3. COMPENSATION. During the Employment Term, the Employee shall be entitled to the following compensation and benefits:
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                  (a)  Salary:  As  compensation  for  the  performance  of  the
Employee's services hereunder, the Company shall pay to the Employee a salary (the "Salary") of $155,000 per annum, subject to required tax withholding and deductions for benefits, with increases, if any, as may be approved by the President. The salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

                  (b) Annual Bonus Plan: The Employee shall be eligible to receive an annual cash bonus (the "Bonus") which shall be determined by the Board of Directors of the Company ("the Board"). For the Company's 1998 fiscal year, the Employee's Bonus eligibility shall be as follows: (1) 25% of Salary if the Company achieves 85% of 1998 Target EBITDA; or (2) 50% of Salary if the Company achieves 100% of 1998 Target EBITDA; and (3) 2% of Salary for each percentage point by which the Company exceeds 100% of 1998 Target EBITDA, up to 125% of 1998 Target EBITDA or up to an additional 50% of Salary. "1998 Target EBITDA" is the Company's earnings for the year before interest, taxes, depreciation and amortization as set forth in the Company's 1998 business plan approved by the Board. For fiscal years during the Employment Term subsequent to 1998, the relevant performance targets shall be set by the Board in its sole discretion, provided that the Employee's aggregate Bonus potential as a percentage of Salary shall not decrease. That is, performance criteria may change and may no longer consist of achievement of Target EBITDA but, even so, the Bonus, as a percent of salary, realizable in any year for achievement of that year's criteria will not be less than that provided above for achievement of 1998 Target EBITDA.

                  (c) Benefits: In addition to Salary and Bonus-eligibility, the Employee shall be entitled to participate in health, insurance and other benefits provided to other Company employees at an executive level similar to that of the Employee and on terms no less favorable than the terms available to those employees. The Employee shall be entitled to four weeks vacation, as well as time off and other consideration in accordance with the Company's policies applicable to employees of the Company at an executive level similar to that of the Employee in effect from time to time.

                  (d) Awards; Purchases of shares of the Company's stock:

                  (1) The Employee shall be eligible to receive awards of restricted stock and options under the Eagle Family Foods Holdings Inc. 1998 Stock Incentive Plan (the "Stock Plan"), as determined by the Board of Directors of Holdings (the "Holdings Board") (or designated committee thereof) in its sole discretion. The terms of such awards including, without limitation, those which apply upon the termination of the Employee's employment,

                                      -2-
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shall be  governed  by the Stock  Plan and any  award  agreements  entered  into between the Employee and Holdings.

                  (2) The Employee's initial award of restricted stock pursuant to the Stock Plan is described in Schedule A attached hereto. The terms of this award including, without limitation, those which apply upon the termination of the Employee's employment, shall be governed by the Stock Plan and the award agreement entered into between the Employee and Holdings.

                  (3) Should the Employee have elected to purchase additional shares of Holdings' stock, the terms and conditions of such purchase are those which will be specified in the subscription agreement between the Employee and Holdings.

                  (4) Any shares of Holdings' stock, of any class, purchased by or awarded to the Employee shall be subject to the terms and conditions of the proposed Eagle Family Foods Holdings, Inc. Stockholders Agreement in the form attached hereto as Exhibit 1 (the "Stockholders Agreement").

                  Section 4. EXCLUSIVITY. During the Employment Term the Employee shall devote her full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to her by the President in accordance with the terms of this agreement, shall use her best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be pursued for financial gain, except that the Employee may (a) participate in the activities of professional trade organizations related to the business of the Company, (b) engage in personal investing activities and (c) serve as a board member or other volunteer capacity in not-for-profit organizations, provided that these permitted activities do not interfere in any material way with the Employee's effective service to the Company pursuant to this agreement.

                  Section 5. REIMBURSEMENT FOR EXPENSES. The Employee is authorized to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items, in accordance with the Company's travel and entertainment policies and requirements for prior approval in certain cases, as the same may be modified from time to time. The Company shall reimburse the Employee for all such proper expenses upon presentation by the Employee of itemized accounts of such expenditures, supported by appropriate documentation.

                  Section  6.  TERMINATION AND DEFAULT.

                  (a) Death. The Employee's employment shall terminate upon her death and, in such event, the Employee's estate shall be entitled to receive the amounts specified in Section 6(e), below.

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                  (b)  Disability.  If the  Employee  is unable to  perform  her duties under this agreement because of illness, injury or other change in the Employee's condition that results in a lack of adequate physical or mental capacity, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Employee hereunder, unless the Employee is unable to perform the duties required of her under this agreement for an aggregate of 180 days, consecutive or not, during any 12 month period during the term of this agreement, in which event the Company may terminate the Employee's employment for "Disability".

                  (c) Cause: The Company may terminate the Employee's employment at any time, with or without Cause. In the event of termination pursuant to this
Section 6(c) for Cause, the Company shall deliver written notice to the Employee setting forth the basis for such termination, which notice shall specify the nature of the Cause for termination. Termination shall be effective upon the delivery of such notice. "Cause" shall mean (i) the Employee's failure (except when caused by disability as contemplated by Section 6(b), above), neglect or refusal to perform her duties hereunder for a period in excess of thirty days following receipt of a written notice specifying such failure, neglect or refusal, (ii) any willful or intentional act of the Employee that has the effect of injuring the reputation or business of the Company, (iii) any willful or intentional material misrepresentation made by or at the instigation of the Employee to the President or any other member of the Board, (iv) any continued or repeated absence from her duties which has been objected to in writing by the Company and the Employee has not corrected her attendance performance despite an opportunity to do so unless such absence is approved or excused by the President or is the result of disability as contemplated by Section 6(b), above, (v) use of illegal drugs or repeated drunkenness while engaged in her responsibilities hereunder or in public, (vi) conviction for the commission of a felony, (vii) the commission of any fraud upon the Company or the theft, by embezzlement or otherwise, of any of the Company's assets or (viii) any breach of the obligations of the Employee under Section 7 hereof.

                  (d)  Resignation:   The  Employee  shall  have  the  right  to
terminate her employment at any time by the giving of 30 days prior written notice to the Company.

                  (e)  Payments; Repurchase of Stock:

                  (1) In the event that the Employee's employment terminates for any reason, the Company shall pay to the Employee all amounts accrued but unpaid hereunder through the date of termination in respect of Salary and reimbursable expenses. In the event the Employee's employment is terminated by the Company without cause, in addition to the amounts specified in the previous sentence, the Employee shall (A) continue to receive Salary (less any applicable withholding or similar taxes) at the

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rate in effect on the date of  termination  for a period of 12 months  following the termination (the Severance Term") and (B) remain eligible to participate in benefits offered in accordance with Section 3(c) hereof during the severance term. Upon termination the Employee shall be entitled to a full program of outplacement assistance and upon completion of the Severance Term the Employee shall be entitled to COBRA coverage.

                  (2) Upon termination of the Employee's employment for Cause, or if the Employee resigns, Holdings shall have the right, but not the obligation, to purchase any preferred stock of Holdings owned by the Employee at a price equal to the Employee's initial cost and any common stock of Holdings owned by the Employee and not subject to the Stock Plan's provisions at the lower of the Employee's initial cost or the Fair Value of the shares.

                  (3) In the event of a termination of the Employee's employment by the Company without Cause, or by reason of her death or Disability, Holdings shall have the right and obligation to purchase from the Employee any preferred stock of Holdings owned by the Employee or her estate at a price equal to the Employee's initial cost plus all accrued and unpaid dividends and any common stock of Holdings owned by the Employee or her estate and not subject to the Stock Plan's provisions at the Fair Value of the shares.

                  (4) For the purposes of this agreement, "Fair Value" means the fair market value of the shares being purchased, as determined in good faith by a majority of the directors of the Holdings Board.

                  (5) In addition to the right and obligations described herein, all shares of the stock of the Company, of any class, owned by the Employee shall be subject, without implying any limitation of the application of the Stock Plan, to the terms and conditions of the Stockholder's Agreement.

                  (6) Notwithstanding any language to the contrary herein, the Employee shall be entitled to all the benefits with respect to termination without Cause described in Section 6(e)(1) if her employment is terminated (i) for Cause based upon any subjective judgment regarding the quality or adequacy of her performance of her duties under this agreement, (ii) because of a sale, consolidation, restructuring or merger of the Company or (iii) because of the elimination of her position.

     (f) Survival of Operative Sections: Upon any termination of the Employee's employment, the provisions of Section 6(e) and the Sections of this agreement following Section 6(e) shall survive to the extent necessary to give effect to the provisions thereof.

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                  Section  7.  SECRECY AND NON-COMPETITION.

                  (a) No Competing Employment: The Employee acknowledges that the agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and that by her employment with the Company the Employee will obtain knowledge and experience which could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore the Employee agrees that, for the period commencing on the date of this agreement and ending on the first anniversary of the termination of the Employee's employment hereunder (the "Restricted Period"), the Employee shall not participate or engage, directly or indirectly, in any business activity if such activity competes with any activity undertaken or expressly contemplated to be undertaken by the Company.

                  (b) Nondisclosure of Confidential Information: The Employee shall not disclose to any person or entity or use, either during the Employment Term or after, any information not in the public domain nor generally known in the industry acquired during the Employment Term relating to the Company including, but not limited to, business plans, customers, suppliers, know-how, trade secrets, formulas, manufacturing and other processes, computer programs, research of every kind and new product initiatives, in all cases whether or not written and however embodied, which is, or has been or may be used in the business of the Company. Upon termination of her employment the Employee shall return to the Company all files, correspondence and other records and communications received or originated or maintained by the Employee during the course and term of her employment.

                  (c) No Interference: During the Restricted Period the Employee shall not, for her own account or the account of any other person or entity, directly or indirectly solicit, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any of its officers, directors, employees, any individual performing services for the Company as an independent contractor, any supplier to the Company or any customer of the Company.

                  (d) Inventions, etc.: The Employee hereby sells, transfers and assigns to the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements made or conceived by the Employee, whether or not they be copyrighted, patented or patentable, during her employment by the Company which in any way relate to the business, functions or operations of the Company, present or prospective, or to the industries in which the Company now or hereafter competes. The Employee shall cooperate fully to give full effect to the provisions hereof and shall provide the Company with all information and execute all document which the Company deems necessary or convenient to secure, protect and exploit its right acquired hereunder.

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                  Section 8. INJUNCTIVE  RELIEF.  Without  limiting the remedies available to the Company, the Employee acknowledges that any breach of any of her covenants and undertakings expressed in Section 7, above, may result in material and irreparable harm to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such harm with precision and that, in the event of such a breach or threat or same, the
Company  shall  be  entitled  obtain  a  temporary   restraining   order  and/or
preliminary   or  permanent   injunction,   without  the  necessity  of  proving
irreparable harm or injury as a result of such breach or threatened breach, restraining the Employee from engaging in any activity prohibited by Section 7, above, or such other relief as may be required specifically to enforce any of the covenants or undertakings expressed in Section 7, above.

                  Section 9. EXTENSION OF RESTRICTED PERIOD. In addition to the remedies the Company may seek and obtain pursuant to Section 8, above, the Restricted Period shall be extended by any and all periods during which the Employee shall have been found by a court to have been in violation of any of the covenants and undertakings expressed in section 7, above.

                  Section 10. REPRESENTATIONS AND WARRANTIES. The Employee represents and warrants to the Company that (a) this agreement constitutes a valid and binding obligation of the Employee, enforceable against her in accordance with its terms and (b) the Employee is not a party to any agreement, including without limitation, any employment or non-competition agreement, nor is she subject to any order, judgment or under any legal disability which would restrict or in any way purport to affect or prevent her employment and the performance of her duties hereunder.

                  Section 11. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, The Employee's heirs and the personal representatives of the Employee's estate; provided, however, that neither party shall assign or delegate any of the obligations created by this agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign its rights and obligations hereunder to any subsidiary or affiliate of the Company. Nothing in this agreement shall confer upon any person or entity not a party any rights or remedies of any kind or nature whatsoever.

                  Section 12. WAIVER AND AMENDMENTS. Any waiver, alteration or amendment of this agreement shall be valid only if in writing and signed by both parties. No waiver by either party of a right hereunder shall be deemed to constitute a waiver with respect to any subsequent event.

                  Section 13. GOVERNING LAW. This agreement shall be governed by and construed in accordance the laws of the State of New York applicable to contracts made and to be performed entirely within said State.

                  Section 14. NOTICES. All notices and other communications under this agreement shall be in writing and delivered by hand, facsimile transmission or first class mail, postage prepaid and shall be effective on the date of actual receipt by the addressee.

     Section 15. ENTIRE AGREEMENT. This agreement constitutes the entire understanding and agreement of the parties regarding the employment of the Employee. It supersedes and replaces all prior communications by and understandings of the parties relating to such employment.

                  Section 16. SEVERABILITY. In the event that any part or parts of this agreement shall be held illegal or unenforceable, such determination shall not effect the remaining provisions of this agreement, all of which shall remain in full force and effect.

                  Section 17. ADDITIONAL COMPENSATION. The Employee shall be entitled to an additional payment to reflect any loss of 1997 bonus normally payable in 1998 with respect to her prior employment if such loss or reimbursement results from or is required by reason of the Employee's resignation to accept employment hereunder. Any such payments will not be considered Salary and the amounts will be decided by the President.

               In  witness   whereof  the  parties  hereto  have  executed  this
agreement as of the date first written above.

                                                     EAGLE FAMILY FOODS, INC.


                                               by  /s/ John O'C. Nugent
                                                   ------------------------
                                                                  President



                                               EAGLE FAMILY FOODS HOLDINGS, INC.


                                                  by /s/ John O'C. Nugent
                                                     -----------------------
                                                                   President


                                                     /s/ Tamar Bernbaum
                                                     ------------------
                                                         Tamar Bernbaum

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                                   SCHEDULE A
                         TO EMPLOYMENT AGREEMENT BETWEEN
                   EAGLE FAMILY FOODS, INC. AND TAMAR BERNBAUM

Initial Award of Restricted Stock:

                  0.494% (four hundred and ninety four thousandths of one percent) of the Common Stock of Holdings issued and outstanding on the date of the closing of the purchase of certain assets of Borden Foods Corporation by the Company, subject to the terms and limitations, including vesting requirements, restrictions on transfer and mandatory sale or forfeiture applicable thereto. On the assumption that there will be 200,000 shares of the Common Stock of Holdings outstanding on that date, the initial award will be 988 shares.

                                     -10-